UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 9,  2007

World Heart Corporation

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA 94621

(Address of principal executive offices) (Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)           On May 9, 2007, PricewaterhouseCoopers LLP finalized its notification to World Heart Corporation (WorldHeart or the Company) that it would not stand for re-election as the Company’s independent auditors. PricewaterhouseCoopers LLP have been the Company’s auditors since its inception, and the Company was primarily serviced from PricewaterhouseCoopers LLP’s offices in Ottawa, Canada, the original location of the Company’s head office. However, with the move of the Company’s head office to California, PricewaterhouseCoopers LLP and the Company found it increasingly challenging to efficiently serve the Company. The decision to change accounting firms was approved by the Audit Committee of the Company’s Board of Directors and the change in auditors will become effective with the filing of the Company’s 10-QSB on May 14, 2007.

PricewaterhouseCoopers LLP’s reports on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that their opinions were modified with respect to uncertainty regarding the ability of the Company to continue as a going concern.

During the Company’s two most recent fiscal years and through the subsequent interim period prior to May 14, 2007: (i) there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements(s) if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement(s) in connection with its report; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company has provided PricewaterhouseCoopers LLP with a copy of this Current Report on Form 8-K, and has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers LLP agrees with the above statements. A copy of this letter, dated May 14, 2007, is filed as Exhibit 16.1 hereto.

(b)           On May 9, 2007, the Company engaged the registered public accounting firm of Burr, Pilger & Mayer LLP as its new independent auditor. The Company has not consulted with Burr, Pilger & Mayer LLP, during the Company’s two most recent fiscal years or subsequent interim period prior to May 14, 2007, regarding the application of accounting principles to a specified transaction, either completed or proposed, or any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B, except that Burr, Pilger & Mayer LLP provided input to the Company with respect to the preparation of the income tax note in the Company’s audited financial statements included in its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2006.

Several accounting firms were contacted by the Company and audit proposals were discussed. The Audit Committee’s decision to engage a regional accounting firm, that specializes in audits of smaller pubic companies, was primarily related to the Company’s continued consolidation of its operations in the United States, including its plans to reincorporate in the United States. The Audit Committee believes that, as the Company is a relatively small, primarily domestic, public company, it may be better serviced by a regional accounting firm.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit.
16.1	Letter Regarding Change in Certifying Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2007	WORLD HEART CORPORATION

/s/ A. Richard Juelis
A. Richard Juelis Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX	Description of Exhibit

Exhibit No 16.1	Letter Regarding Change in Certifying Accountant.